Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE, AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

RELATED PARTY UNSECURED PROMISSORY NOTE

Date of Issuance
US $1,000,000.00	November 26, 2025

FOR VALUE RECEIVED, Picard Medical, Inc. a Delaware corporation (the “Company”), hereby promises to pay to the order of Fang Family Fund, LLC- Series I (“FFF I” or the “Holder”) the principal amount of up to US $1,000,000.00 (the “Maximum Principal Amount”), or such lesser amount as may be advanced from time to time by the Holder under this Note (the “Outstanding Principal Amount”), together with interest thereon from the date a deposit is received under the issuance of this unsecured promissory note (this “Note”). Interest will accrue on outstanding principal at a fixed rate per annum equal to 6%, compounded annually, and shall be payable in kind (by capitalization to principal) on each quarterly anniversary of the date hereof, provided, however, that the Company may, at its option, pay such interest in cash on any interest payment date. The Outstanding Principal Amount and any outstanding and unpaid interest shall be paid in cash on the Maturity Date, which shall be November 27, 2026, regardless of the date of any individual deposit (the “Maturity Date”) at the Company’s written election or upon written demand by the Holder. Notwithstanding the foregoing sentence, the Company may, with the written consent of Holder, which may not be unreasonably withheld, conditioned, or delayed, elect to extend the Maturity Date to a date set forth in a written notice from the Company to the Holder (any such new date, a “New Maturity Date”) and, on the date on which such written consent of Holder is obtained with respect to any such election, the applicable New Maturity Date shall automatically become the “Maturity Date”. For the avoidance of doubt, this Note constitutes a loan to the Company and not a loan by the Company to any officer or director of the Company.

1. Payment.

1.1 Payment Procedures. All payments will be made in lawful money of the United States of America by wire transfer of immediately available funds to an account designated in writing by the Holder. If any payment falls due on a date that is not a Business Day, such payment shall be due on the next succeeding Business Day. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal. Prepayment of principal and/or interest may be made by the Company at any time with no penalty or fee. All interest under this Note shall be computed on a daily basis based upon the outstanding principal amount of this Note as of the applicable date of determination.

Picard Medical, Inc. —Secured Note

1.2 Mandatory Prepayment Upon Follow-On Financing. Upon the consummation by the Company or any subsidiary of equity or equity-linked financing (including, without limitation, a private investment in public equity, an underwritten public offering pursuant to a registration statement on Form S-1 (or other applicable form), an at-the-market offering, or the issuance of convertible or exchangeable securities) for aggregate gross proceeds to the Company of not less than $10,000,000.00 (a “Qualified Financing”), the Company shall, on the date of the closing of the Qualified Financing (the “Qualified Financing Closing Date”) automatically prepay this Note in an amount equal to the then-outstanding principal, together with all accrued and unpaid interest and other amounts due hereunder, without premium or penalty; provided, however, that the Company may retain proceeds from the Qualified Financing sufficient to pay reasonable transaction fees and expenses to fund at least $2,000,000.00 of post-closing working capital, in which case the mandatory prepayment shall occur no later than the first Business Day following receipt by the Company of the remaining proceeds from such Qualified Financing. This Section 1.2 shall be subject to the terms of any applicable intercreditor agreement and shall not be construed to require repayment in contravention of any senior secured debt facility then in effect; provided, however, that the Company shall use commercially reasonable efforts to obtain any consents required to permit such repayment. Nothing herein shall limit the Company’s ability to prepay this Note at any time, in whole or in part, without premium or penalty.

2. Definitions. Any capitalized terms used in this Note and not otherwise defined shall have the following meanings shown in Appendix A.

3. Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, as of the date hereof, the Company hereby represents and warrants to the Holder as follows:

3.1 Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

3.2 Authorization and Enforceability. All corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.

This Note, when executed and delivered by the Company, will constitute the Company’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Picard Medical, Inc. —Unsecured Note
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3.3 Use of Proceeds. The Company will use the net proceeds (net of transaction fees and expenses incurred by the Company) from the sale of the Note for general corporate purposes, working capital, research and development, and other business expenses, including, without limitation, those that may be incurred in pursuing additional equity financing.

4. Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, as of the date hereof, the Holder hereby represents and warrants to the Company as follows:

4.1 Authorization. The Holder has full power and authority to enter into this Note and to perform all obligations required to be performed by it hereunder.

4.2 Purchase Entirely for Own Account. The Holder acknowledges that this Note is made with the Holder in reliance upon the Holder’s representation to the Company, which the Holder hereby confirms by executing this Note, that this Note will be acquired for investment for the Holder’s own account, not as a nominee or agent (unless otherwise specified on the Holder’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to this Note.

4.3 Disclosure of Information; Non-Reliance. The Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning this Note. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Note. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in this Note. In deciding to purchase this Note, the Holder is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in this Note is suitable and appropriate for the Holder. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in this Note or made any finding or determination concerning the fairness or advisability of this investment.

4.4 Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note.

4.5 Residence. If the Holder is an individual, then the Holder resides in the state or province identified in the address shown on the Holder’s signature page hereto. If the Holder is a partnership, corporation, limited liability company or other entity, then the Holder’s principal place of business is located in the state or province identified in the address shown on the Holder’s signature page hereto.

Picard Medical, Inc. —Unsecured Note
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5. Information Rights. For a period beginning on the date hereof through the Maturity Date, the Company shall, to the extent not publicly available through its filings with the Securities and Exchange Commission (the “SEC”), provide to the Holder, upon reasonable written request and subject to customary confidentiality obligations, such financial information as is reasonably necessary to monitor the Holder’s investment; provided, however, that the Company shall have no obligation to provide material non-public information if the Company determines, in good faith, that providing such information would be inconsistent with applicable law, stock exchange rules, or the Company’s policies regarding disclosure of material non-public information.

6. Inspection Rights. Subject to reasonable advance notice, during normal business hours and no more than once per calendar year (unless an Event of Default has occurred and is continuing), the Company shall permit the Holder to meet with senior management to discuss the Company’s financial condition; provided, that the Company shall not be required to disclose privileged information, trade secrets, or information the disclosure of which would violate law or contractual obligations.

7. Confidentiality. Notwithstanding anything to the contrary, the Company may make public disclosures as required by applicable law, regulation, or stock exchange rules (including filings with the SEC) and the Holder may make disclosures to the extent required by law or regulation after providing prompt notice to the Company to the extent legally permissible. The parties acknowledge that communications to directors and advisors in their fiduciary or professional capacities shall not be restricted, provided that such persons are bound by duties or obligations of confidentiality.

8. Events of Default.

8.1 Generally. If any Event of Default has occurred, the Holder of this Note may declare all amounts due under the Note (including without limitation all accrued but unpaid interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment thereof without further notice or demand.

8.2 Rights and Remedies. During the occurrence and continuation of an Event of Default, the Holder of this Note shall also have and may exercise any and all other rights or remedies which the Holder may have under this Note or contract or agreement at any time and any other rights or remedies which the Holder may have pursuant to applicable law.

8.3 Company Waiver. The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time.

8.4 No Waiver by Holder. No waiver by Holder of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No waiver by Holder of any of its rights under this Note or otherwise shall be considered a waiver of any other or subsequent right. No delay or omission by Holder in exercising any right under this Note shall impair such right or be construed as a waiver or any acquiescence, nor shall any single or partial exercise of any such right preclude other or further exercise of, or the exercise of any other right under this Note or otherwise.

Picard Medical, Inc. —Unsecured Note
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8.5 All rights available to Holder under this Note shall be cumulative of and in addition to all other rights granted to Holder at law or in equity, whether or not the Note be due and payable and whether or not Holder shall have instituted any suit for collection, foreclosure, or other action under or in connection with this Note.

8.6 Schedule of Advances. The Company shall maintain a ledger, attached hereto as Exhibit A (the “Schedule of Advances”), reflecting the date and amount of each deposit made by the Holder under this Note. The Company shall update and initial the Schedule of Advances promptly following each new deposit.

8.7 Pari Passu Treatment. This Note ranks pari passu in right of payment with all other unsubordinated, unsecured indebtedness of the Company.

9. Miscellaneous.

9.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties hereto. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note. Neither this Note nor the rights in this Note are transferable or assignable, by operation of law or otherwise, by either party hereto without the prior written consent of the other; provided, however, that this Note and/or its rights may be assigned without the Company’s consent by the Holder to the Holder’s estate, heirs, executors, administrators, guardians and/or successors in the event of Holder’s death or disability, and provided, further, that the Company may assign this Note in whole, without the consent of the Holder, in connection with a reincorporation to change the Company’s domicile.

9.2 Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

9.3 Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4 Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

Picard Medical, Inc. —Unsecured Note
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9.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 10.5).

9.6 No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee, commission, or any other amount in connection with the transactions contemplated by this Note. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee or other amounts arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.7 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note.

9.8 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable and documented attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.9 Indemnification. Each party to this Note shall indemnify and hold harmless the other party and its directors, officers, and employees (each, an “Indemnified Party”) from and against any losses, claims, damages, liabilities, and reasonable out-of-pocket expenses (including reasonable attorneys’ fees) to the extent arising out of third-party claims resulting from (a) the Indemnifying Party’s breach of this Note or (b) the Indemnifying Party’s gross negligence, willful misconduct, or fraud; provided, however, that in no event shall an Indemnified Party be indemnified for its own negligence, willful misconduct, or fraud. No party shall be liable for consequential, special, indirect, or punitive damages, except to the extent payable to a third party.

9.10 Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

9.11 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

Picard Medical, Inc. —Unsecured Note
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9.12 Exculpation by Holder. The Holder acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company.

9.13 [intentionally omitted].

9.14 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

9.15 Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holder as a payment of principal.

9.16 Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

9.17 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.18 Usury Laws. It is the intention of the Company and the Holder of this Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder hereof resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment.

[signature pageS follow]

Picard Medical, Inc. —Unsecured Note
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IN WITNESS WHEREOF, the Parties have executed this Secured Promissory Note as of the first date written above.

Sincerely,

Company

/s/ Patrick NJ Schnegelsberg
By:	Patrick NJ Schnegelsberg
Its:	Chief Executive Officer

Agreed to this date of:

Holder / FFF I

Name: Richard Fang, Fang Family Fund, LLC- Series I (“FFF I”)

Signature:	/s/ Richard Fang

Address: 7255 Laredo St, Las Vegas, NV 89117

Amount paid by Lender to the Company for the Note:

US$: $1,000,000

US$ (in words): One million and 00/100 U.S. Dollars

Signature Page to Picard Medical, Inc. —Secured Note

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Exhibit A - “Definitions”

“Business Day” means any day except any Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Event of Default” means the occurrence of any of the following:

(i) The Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of principal or interest on this Note when due, and such failure to pay is not cured within thirty (30) days after the due date;

(ii) The Company is dissolved, terminated, or ceases to operate its business; or

(iii) The Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the United States Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

Signature Page to Picard Medical, Inc. —Secured Note

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